UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

DUNE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27897	95-4737507
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

Two Shell Plaza 811 Louisiana Street, Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 229-6300

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Information.

As previously disclosed in a Current Report on Form 8-K filed by Dune Energy, Inc. (the “Company”) on March 12, 2015, the Company and its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Western District of Texas, Austin Division (the “Bankruptcy Court”) on March 8, 2015 seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being jointly administered under the caption “In re Dune Energy, Inc., et al”, Case No. 15-10336 (the “Chapter 11 Cases”).

On May 20, 2015, the Debtors filed their monthly operating report for the month of April 2015 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding the Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers limited time periods, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Operating Report was not audited or reviewed by independent accountants, was not prepared in accordance with U.S. generally accepted accounting principles, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter and otherwise different from those required in the Company’s periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such information might not be indicative of the Company’s financial condition or operating results for a period that would be reflected in the Company’s financial statements or in its report pursuant to the Exchange Act. Information set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections, as well as the current beliefs and assumptions of the Company’s management. When used in this document, the words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe”, “may”, “predict”, “will”, “would”, “could”, “should”, “target” and similar expressions are forward-looking statements. All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Form 8-K should be considered forward-looking statements. Although the Company believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the ability of the Company to continue as a going concern; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization or liquidation with respect to the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the cases in general; the length of time the Company will operate under the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations or business prospects; the ability of the Company to execute its business while in bankruptcy; increased legal costs related to the Chapter 11 Cases and other litigation; our ability to raise sufficient proceeds from the sale of non-core assets and the potential sale of our oil and gas properties; the Company’s ability to generate or raise cash and maintain a cash balance sufficient to fund continued investments, capital needs, potential restructuring payments and service its debt; the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain service providers and to retain key executives and employees; the ability of the Company’s subsidiaries to continue to operate their businesses in the normal course and without court supervision; the potential that the Company’s projects will experience technological and mechanical problems, geological conditions may not result in commercial levels of oil and gas production; changes in product prices and other risks disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and quarterly and current reports on Form 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Monthly Operating Report for the month of April 2015 as filed with the United States Bankruptcy Court for the Western District of Texas on May 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: May 21, 2015	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	Chief Executive Officer